INDEX TO FILING
COLONIAL BANCGROUP ANNOUNCES QUARTERLY EARNINGS
SELECTED FINANCIAL DATA (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
AVERAGE VOLUME AND RATES (Unaudited)
NONPERFORMING ASSETS (Unaudited)
8-K Supplemental
Net Interest Margins
Loan Growth
Discontinued Operations
Discontinued Operations
Future Earnings Outlook

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2001

THE COLONIAL BANCGROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13508 (Commission File No.)	63-0661573 (IRS Employer I.D. No.)

Colonial Financial Center, Suite 800 One Commerce Street, Montgomery, Alabama (Address of Principal Executive Office)	36104 (Zip code)

Registrant's telephone number, including area code: 334-240-5000

INDEX TO FILING

Press Release as issued on April 17, 2001	2

Financial Information	8

Additional and Forward Looking Information	13

Item 5. Other Events

[PRESS RELEASE AS ISSUED ON APRIL 17, 2001]

For more information contact: Lisa Free (334) 240-5105 Flake Oakley (334) 240-5061	April 17, 2001

COLONIAL BANCGROUP ANNOUNCES
QUARTERLY EARNINGS

•	Income from continuing operations was $.26 per share for the quarter

•	Annualized internal loan growth was 18% for the quarter

•	Noninterest income increased 11% for the quarter

•	Asset quality remained excellent with non-performing assets at 0.53% of loans & other real estate and net charge-offs on an annualized basis at 0.15% of loans

      MONTGOMERY, AL— The Colonial BancGroup, Inc. Chairman and CEO, Robert E. Lowder announced today that for the quarter ended March 31, 2001, income from continuing operations was $28,442,000 or $.26 per diluted share. Cash earnings per share for the quarter were $.27.

	Three Months ended March 31,

Earnings Summary			% Change
(Dollars in 000's, except per share amts.)	2001	2000	'00 to '01

Income from Continuing Operations:

Net interest income (taxable equivalent)	$100,641	$98,127	3%

Provision for possible loan losses	9,464	5,547	71%

Noninterest income	20,450	18,447	11%

Noninterest expense	66,384	62,118	7%

Income from continuing operations (net of income taxes)	$28,442	$30,533	-7%

Earnings per share:

Income from continuing operations (net of income taxes)

Basic and Diluted	$0.26	$0.27	-4%

Cash earnings from continuing operations (net of income taxes) (1)

Basic and Diluted	$0.27	$0.28	-4%

Selected Ratios:

Income from continuing operations (net of income taxes)
Average assets	0.95%	1.12%

Average shareholders’ equity	14.72%	17.68%

Continuing Operations Ratios:

Efficiency ratio	55.72%	53.66%

Noninterest income (annualized) to average assets	0.67%	0.68%

Noninterest expense (annualized) to average assets	2.23%	2.26%

Cash Earnings (net of income taxes) (1)
Average assets	1.00%	1.16%

Average shareholders’ equity	15.50%	18.42%

Cash Basis Ratios:

Efficiency ratio	54.35%	52.53%

Noninterest income (annualized) to average assets	0.67%	0.68%

Noninterest expense (annualized) to average assets	2.17%	2.21%

Consolidated:

Net interest margin	3.59%	3.87%

Equity to assets	6.50%	6.19%

Tier one leverage	6.40%	6.49%

(1)	Cash earnings exclude amortization of intangibles

				% Change
Statement of Condition Summary	March 31,	Dec. 31,	March 31,	March 31,
(Dollars in thousands, except per share amounts)	2001	2000	2000	2000 to 2001

Total assets	$12,149,037	$11,727,637	$11,222,951	8%

Loans, net	9,879,577	9,416,770	8,550,412	16%

Total earning assets	11,410,993	10,936,187	10,258,347	11%

Deposits	8,274,669	8,143,017	8,129,586	2%

Shareholders’ equity	789,327	756,852	694,965	14%

Book value per share	$7.13	$6.86	$6.24	14%

	March 31,	Dec. 31,	March 31,
	2001	2000	2000

Nonperforming Assets

Total nonperforming assets ratio	0.53%	0.54%	0.50%

Allowance as a percent of nonperforming loans	268%	256%	271%

Net charge-offs ratio (annualized):

Year to date	0.15%	0.21%	0.16%

      Net interest income for the quarter increased 3% over the first quarter of 2000 and 3% over the fourth quarter of 2000. This increase is primarily the result of 15% internal loan growth from March 31, 2000 and 18% annualized growth from December 31, 2000. The net interest margin remained relatively stable for the first quarter 2001 at 3.59% compared to 3.62% for the fourth quarter 2000 but it is down from the 3.87% margin in the first quarter of 2000.

      Noninterest income increased 11% for the quarter ended March 31, 2001. This increase is primarily attributable to mortgage origination fees and electronic banking fees and includes $1.1 million in securities gains. Noninterest expenses increased 7% for the quarter ended March 31, 2001 as compared to the same period last year primarily due to increases in salaries and employee benefits.

      Asset quality remains excellent with nonperforming assets at 0.53% of loans and other real estate owned compared to 0.54% at December 31, 2000. Annualized net charge-offs remained low at 0.15% of loans for the quarter. Colonial continues to focus its efforts on relationship-based lending to known customers in its local market areas. The loan provision for the current quarter was $9,464,000 compared to $5,547,000 for the first quarter 2000 and $7,858,000 in the fourth quarter of 2000. The increased provision reflects management’s conservative approach to concerns over a slowing national economy and the related impact on credit quality. “While our asset quality remains excellent, we have built our reserves related to non-residential loans in recognition of increased exposure resulting from the national economic slowdown as it begins to have a more pronounced affect on our markets and customers,” said Mr. Lowder.

      Gross loans have increased $463 million from December 31, 2000 to March 31, 2001 with $267 million of this growth or 58% coming from lines of credit secured by single-family residential loans in the process of being sold (mortgage warehouse lending) and an additional $49 million from the purchase of two branches in Nevada. The remaining growth represents a 9% annualized loan growth for our regional banking operations compared to 21% for the full year 2000.

      In 2000, the Company exited the mortgage servicing business. The financial results for this line of business have been separately reported as discontinued operations in all periods presented.

	Three Months ended March 31,

Earnings Summary			% Change
(Dollars in 000's, except per share amts.)	2001	2000	"00 to "01

Income from continuing operations (net of income taxes)	$28,442	$30,533	-7%

(Loss) from discontinued operations (net of income taxes)	—	(592)

Net income	$28,442	$29,941

Earnings per share:

Income from continuing operations (net of income taxes)

Basic and Diluted	$0.26	$0.27	-4%

Net Income:

Basic and Diluted	$0.26	$0.27	-4%

      Colonial BancGroup currently operates 239 offices in Alabama, Florida, Georgia, Nevada, Tennessee and Texas and is traded on the New York Stock Exchange under the symbol CNB. In most newspapers the stock is listed as ColBgp.

      More detailed information on Colonial BancGroup’s quarterly earnings is available on the company’s website at www.colonialbank.com or in the Current Report on Form 8-K filed today with the Securities and Exchange Commission. Copies of the Form 8-K are also available from the contact persons listed above.

      This release and the above referenced Current Report on Form 8-K of which this release forms a part contain “forward-looking statements” within the meaning of the federal securities laws. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities; (i) an inability of the company to realize elements of its strategic plans for 2001 and beyond; (ii) increases in competitive pressure in the banking industry; (iii) general economic conditions, either nationally or regionally, that are less favorable than expected; (iv)and changes which may occur in the regulatory environment. When used in this Report, the words “believes,” “estimates,”, “plans,” “expects,” “should,” “may,” “might,” “outlook,” and “anticipates,” and similar expressions as they relate to BancGroup (including its subsidiaries) or its management are intended to identify forward-looking statements.

\

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (Unaudited)
(Dollars in thousands, except per share amounts)

				% Change
	March 31,	December 31,	March 31,	March 31,
	2001	2000	2000	2000 to 2001

Statement of Condition Summary

Total assets	$12,149,037	$11,727,637	$11,222,951	8%

Loans	9,879,577	9,416,770	8,550,412	16%

Total earning assets	11,410,993	10,936,187	10,258,347	11%

Deposits	8,274,669	8,143,017	8,129,586	2%

Shareholders’ equity	789,327	756,852	694,965	14%

Book value per share	$7.13	$6.86	$6.24	14%

	Three Months ended March 31,

			% Change
	2001	2000	2000 to 2001

Earnings Summary

Continuing Operations:

Net interest income (taxable equivalent)	$100,641	$98,127	3%

Provision for possible loan losses	9,464	5,547	71%

Noninterest income	20,450	18,447	11%

Noninterest expense	66,384	62,118	7%

Income from continuing operations (net of income taxes)	$28,442	$30,533	-7%

Income (Loss) from discontinued operations (net of income taxes)	—	(592)

Net income	$28,442	$29,941

Average shares outstanding	110,502	111,948

Average diluted shares outstanding	111,439	112,811

Earnings per share:

Income from continuing operations (net of income taxes)

Basic and Diluted	$0.26	$0.27	-4%

Cash earnings from continuing operations (net of income taxes) (1)

Basic and Diluted	$0.27	$0.28	-4%

Selected Ratios:

Income from continuing operations (net of income taxes)
Average assets	0.95%	1.12%

Average shareholders’ equity	14.72%	17.68%

Continuing Operations Ratios:

Efficiency ratio	55.72%	53.66%

Noninterest income (annualized) to average assets	0.67%	0.68%

Noninterest expense (annualized) to average assets	2.23%	2.26%

Cash Earnings (net of income taxes) (1)
Average assets	1.00%	1.16%

Average shareholders’ equity	15.50%	18.42%

Cash Basis Ratios:

Efficiency ratio	54.35%	52.53%

Noninterest income (annualized) to average assets	0.67%	0.68%

Noninterest expense (annualized) to average assets	2.17%	2.21%

Consolidated:

Net interest margin	3.59%	3.87%

Equity to assets	6.50%	6.19%

Tier one leverage	6.40%	6.49%

(1)	Cash earnings excludes amortization of intangibles.

	March 31,	December 31,	March 31,
	2001	2000	2000

Nonperforming Assets

Total non-performing assets ratio	0.53%	0.54%	0.50%

Allowance as a percent of nonperforming loans	268%	256%	271%

Net charge-offs ratio (annualized):

Year to date	0.15%	0.21%	0.16%

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,

	2001	2000
Interest Income:

Interest and fees on loans	$208,469	$180,993

Interest on investments	25,521	26,685

Other interest income	738	503

Total interest income	234,728	208,181

Interest Expense:

Interest on deposits	93,431	77,786

Interest on short-term borrowings	23,245	18,771

Interest on long-term debt	18,214	14,305

Total interest expense	134,890	110,862

Net Interest Income	99,838	97,319

Provision for possible loan losses	9,464	5,547

Net Interest Income After Provision for Possible Loan Losses	90,374	91,772

Noninterest Income:

Service charges on deposit accounts	9,286	9,274

Wealth Management	2,242	2,561

Electronic Banking	1,531	1,282

Mortgage Origination	1,613	1,196

Securities gains (losses), net	1,143	8

Other income	4,635	4,126

Total noninterest income	20,450	18,447

Noninterest Expense:

Salaries and employee benefits	33,911	30,852

Occupancy expense of bank premises, net	8,085	7,301

Furniture and equipment expenses	7,158	6,980

Amortization of intangibles	1,631	1,302

Other expense	15,599	15,683

Total noninterest expense	66,384	62,118

Income from continuing operations before income taxes	44,440	48,101

Applicable income taxes	15,998	17,568

Income from continuing operations	28,442	30,533

Discontinued Operations:

Income/(Loss) from discontinued operations, net of income taxes of $0 and $(358) for the three months ended March 31, 2001 and 2000	—	(592)

Net Income	$28,442	$29,941

Earnings per share:

Income from continuing operations:

Basic and Diluted	$0.26	$0.27

Net Income

Basic and Diluted	$0.26	$0.27

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION (Unaudited)
(Dollars in thousands, except per share amounts)

	March 31,	December 31,	March 31,
	2001	2000	2000

Assets:

Cash and due from banks	$290,371	$348,891	$330,456

Interest-bearing deposits in banks and federal funds sold	7,516	15,855	24,517

Securities available for sale	1,461,208	1,449,386	1,602,881

Investment securities	41,881	44,310	57,246

Mortgage loans held for sale	20,811	9,866	23,291

Loans	9,879,577	9,416,770	8,550,412

Less:

Allowance for possible loan losses	(113,613)	(107,165)	(98,095)

Loans, net	9,765,964	9,309,605	8,452,317

Premises and equipment, net	184,588	184,831	189,865

Excess of cost over tangible and identified intangible assets acquired, net	93,224	74,393	78,287

Mortgage servicing rights	—	—	86,982

Other real estate owned	9,680	8,928	6,391

Accrued interest and other assets	273,794	281,572	370,718

Total	$12,149,037	$11,727,637	$11,222,951

Liabilities and Shareholders’ Equity:

Deposits	$8,274,669	$8,143,017	$8,129,586

FHLB short-term borrowings	425,000	425,000	350,000

Other short-term borrowings	1,471,356	1,463,328	1,047,134

Subordinated debt	111,865	111,900	112,016

Trust preferred securities	70,000	70,000	70,000

FHLB long-term debt	796,832	547,022	572,364

Other long-term debt	102,324	102,325	134,755

Other liabilities	107,664	108,193	112,131

Total liabilities	11,359,710	10,970,785	10,527,986

Shareholders’ equity:

Preference Stock $2.50 par value; 1,000,000 shares authorized, none issued	—	—	—

Common Stock, $2.50 par value; 200,000,000 shares authorized 113,071,807, 113,081,198 and 112,844,273 shares issued at March 31, 2001, December 31, 2000 and March 31, 2000, respectively	282,680	282,703	282,111

Treasury shares (2,419,251, 2,773,782 and 1,416,876 at March 31, 2001, December 31, 2000 and March 31, 2000, respectively)	(22,973)	(26,467)	(13,104)

Additional paid in capital	119,832	118,600	118,298

Retained earnings	405,643	390,442	344,116

Unearned compensation	(4,924)	(2,541)	(3,838)

Accumulated other comprehensive income (loss), net of taxes	9,069	(5,885)	(32,618)

Total shareholders’ equity	789,327	756,852	694,965

Total	$12,149,037	$11,727,637	$11,222,951

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

AVERAGE VOLUME AND RATES
(Unaudited)
(Dollars in thousands)

	Three Months Ended

	March 31,			December 31,			March 31,
	2001			2000			2000

	Average			Average			Average
	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate

Assets

Loans, net	$9,660,125	$208,439	8.73%	$9,234,077	$210,601	9.08%	$8,354,096	$180,641	8.69%

Mortgage loans held for sale	11,987	195	6.51%	8,631	162	7.51%	25,736	528	8.21%

Investment securities and securities available for sale and other interest-earning assets	1,592,557	26,905	6.76%	1,541,202	25,491	6.61%	1,656,234	27,887	6.74%

Total interest-earning assets(1)	11,264,669	$235,539	8.45%	10,783,910	$236,254	8.73%	10,036,066	$209,056	8.37%

Nonearning assets	664,459			721,802			965,925

Total assets	$11,929,128			$11,505,712			$11,001,991

Liabilities and Shareholders’ Equity:

Interest-bearing deposits	$7,116,844	$93,432	5.32%	$6,892,178	$95,317	5.50%	$6,593,888	$77,786	4.75%

Short-term borrowings	1,623,323	23,244	5.81%	1,683,782	27,899	6.59%	1,319,528	18,772	5.72%

Long-term debt	1,210,291	18,401	6.17%	945,698	15,305	6.44%	989,922	15,554	6.32%

Total interest-bearing liabilities	9,950,458	$135,077	5.51%	9,521,658	$138,521	5.79%	8,903,338	$112,112	5.06%

Noninterest-bearing demand deposits	1,100,535			1,147,415			1,290,912

Other liabilities	108,420			99,532			111,729

Total liabilities	11,159,413			10,768,605			10,305,979

Shareholders’ equity	769,715			737,107			696,012

Total liabilities and shareholders’ equity	$11,929,128			$11,505,712			$11,001,991

Rate differential			2.94%			2.94%			3.31%

Net yield on interest-earning assets		$100,462	3.59%		$97,733	3.62%		$96,944	3.87%

(1)	Interest earned and average rates on obligations of states and political subdivisions are reflected on a tax equivalent basis. Tax equivalent interest earned is : actual interest earned times 145%. The taxable equivalent adjustment has given effect to the disallowance of interest expense deductions, for federal income tax purposes, related to certain tax-free assets.

Note: Above table of average volume and rates is reflected on Colonial BancGroup, Inc. consolidated basis.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES

NONPERFORMING ASSETS (Unaudited)
(Dollars in thousands)

	March 31,	December 31,	March 31,
	2001	2000	2000

Nonaccrual loans	$41,209	$40,624	$34,937

Restructured loans	1,147	1,161	1,252

Total nonperforming loans	42,356	41,785	36,189

Other real estate owned and in substance foreclosures	9,680	8,928	6,391

Total nonperforming assets	$52,036	$50,713	$42,580

Aggregate loans contractually past due 90 days for which interest is being accrued	$16,739	$9,841	$12,693

Net charge-offs:

Year to date	$3,583	$18,508	$3,444

RATIOS

Period end:

Total nonperforming assets as a percent of net loans and other real estate	0.53%	0.54%	0.50%

Allowance as a percent of nonperforming assets	218%	211%	230%

Allowance as a percent of nonperforming loans	268%	256%	271%

Net charge-offs as a percent of average net loans (annualized):

Year to date	0.15%	0.21%	0.16%

	March 31, 2001		December 31, 2000		March 31, 2000

ALLOWANCE FOR POSSIBLE LOAN LOSSES		Percent		Percent		Percent
PERCENT BY CATEGORY	Loans	reserve	Loans	reserve	Loans	reserve

Single Family Real Estate:

Short Term lines of credit secured by real estate loans held for sale	$644,484	0.25%	$376,995	0.25%	$185,816	0.25%

1-4 Family real estate portfolio — held to maturity	2,566,826	0.50%	2,562,708	0.50%	2,564,063	0.50%

Other	6,668,267	1.49%	6,477,067	1.44%	5,800,533	1.46%

Total loans	$9,879,577	1.15%	$9,416,770	1.14%	$8,550,412	1.15%

8-K Supplemental

Net Interest Margins

Net interest margins were relatively stable at 3.59% for the first quarter of 2001 compared to 3.62% for the fourth quarter of 2000. The three 50 basis point reductions in the Federal Funds rate by the Federal Reserve during the quarter have had a slightly negative impact on the margin due to the Company’s asset sensitive position in the first three months following rate changes. The Company is liability sensitive after the first three months and therefore should benefit from rate reductions after that time frame. A continuing stream of rate reductions will however postpone a portion of that benefit.

In addition to the rate changes, margins were impacted by the growth in mortgage warehouse lending volumes which have lower margins due to their relatively low credit risk. The growth in warehouse loans resulted in an increase of $676,000 in net interest income for the quarter but caused a 6 basis point reduction in the margin compared to the fourth quarter of 2000.

Loan Growth

Loan growth for the quarter consisted of the following:

	$ Growth (millions)	Annualized %

Mortgage Warehouse Lending	$268	284%

Single-family real estate	4	1%

Regional bank lending	142	9%

Total internal growth	$414	18%

Branch Acquisition	49

Total	$463	20%

Mortgage warehouse lending consists of a self-contained lending unit that funds mortgage loans held for sale in the secondary market by various independent mortgage companies. With lower mortgage rates, the balances outstanding have grown substantially during the first quarter. Loan growth has slowed somewhat in the regional banks on a seasonal basis as well as due to some slowing of economic activity.

Noninterest Expense

The 7% increase in noninterest expense was primarily from normal salary increases, additional incentive related compensation and increased pension costs.

Discontinued Operations

As noted in prior quarters, in July 2000 the Company decided to exit the mortgage servicing business and discontinue the operations of mortgage servicing as a separate business unit. As of December 31, 2000, all loan transfers were completed and the mortgage servicing rights have been removed from the Company’s balance sheet. In addition, the escrow and custodial deposits related to those servicing rights have been transferred out of Colonial Bank resulting in a $168 million reduction in average noninterest bearing deposits from March 31, 2000 to March 31, 2001. At March 31, 2001 the balance sheet of the Company included approximately $7.4 million in receivables and other advances related to the various transfers of servicing. These receivable and advance balances represent the expected recoverable amounts once all documentation supporting the transferred loans is provided to the new servicer. The anticipated costs of providing the necessary documents have been accrued. However, due to the volume of loans transferred and the costs and complexity in providing certain documentation, the Company’s current estimate of recoverable amounts or costs may be revised for future periods.

Future Earnings Outlook

Federal Funds Rate reductions already executed by the Federal Reserve thus far in 2000 should have a modest benefit over the remainder of 2001 in the net interest margin. Future rate reductions however may postpone a portion of the benefit for Colonial until 2002 due to the Company’s interest rate sensitivity position.

The Company continues to expect the pace of loan growth to slow somewhat in 2001 to a high single digit growth rate in the Company’s banking markets. The Company’s overall growth rate will likely be higher due to the previously discussed growth in mortgage warehouse lending.

As of March 31, 2001 credit quality remained good – however, the national economic slowdown is providing additional concern over the potential for increased credit losses. Currently the economic conditions in the Company’s growth markets remain strong with only slight softness occurring, primarily, in non-real estate credits.

The net impact of anticipated lower rates, slower loan demand and maintenance of strong loan loss reserves currently result in earnings per share expectations to remain in the $1.10 to $1.15 range for 2001 with cash earnings ranging from $1.13 to $1.18.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COLONIAL BANCGROUP, INC.

(Registrant)

Date:	April 17, 2001	/s/ W. Flake Oakley, IV

BY: W. Flake Oakley

ITS: Chief Financial Officer